Exhibit 99.02

INDEPENDENT CONSULTING AGREEMENT

This INDEPENDENT CONSULTING AGREEMENT (“Agreement”) is entered into by and between MoneyGram Payment Systems, Inc., including all of its parent organizations, holding companies, predecessors, divisions, affiliates, related companies and joint ventures, business units, and subsidiaries (“Company”) and William J. Putney (“Consultant”) as of April 8, 2008.

RECITALS

A. Consultant is in the business of, and possesses considerable experience and expertise in, the areas of investment advice, asset management and related services, and possesses unique historical knowledge and experience relating to his responsibilities in these areas while previously providing services to Company.

B. Company wishes to retain the expertise and experience of Consultant to provide services to Company in the Consultant’s areas of expertise. Consultant wishes to provide the services Company is seeking. Company and Consultant agree that Consultant is properly classified as an independent contractor retained by Company to provide the requested services, as further described below.

C. These recitals shall be considered a part of the Agreement.

The parties therefore agree as follows:

AGREEMENT

1. Consulting Services. Company agrees to retain Consultant to provide to the Company consulting services in the areas of investment advice, asset management and related services. Consultant will provide information concerning areas of Company’s business in which Consultant gained specialized knowledge by virtue of the services he provided to Company as an employee. In particular, Consultant will assist Company with respect to the purchase and/or sale of securities, communications with customers, provision of transition services relating to the handling of securities and attendance at meetings with investors, regulators and/or Company representatives. Consultant will report to and will take work direction from Dave Parrin, EVP and CFO.

Consultant understands that the services to be provided under this Agreement inure to the benefit of Company and each of its parent organizations, holding companies, predecessors, insurers, contractors, divisions, affiliates, related companies and joint ventures, business units, subsidiaries, and successors, its current or former officers, directors, employees, contractors, agents, heirs, legal counsel, suppliers, assigns, personal representatives, agents and partners.

2. Term. This Agreement shall commence on April 9, 2008 and, unless earlier terminated as described in Section 6 below, shall continue for twelve (12) months until April 8, 2009 (the “Term”).

3. Compensation for Consulting Services. Company will pay Consultant the sum of $360,000.00 for all of the services Consultant provides under this Agreement during the Term, as well as for the other terms of this Agreement and the attached Exhibit A (“Fee”). Company will pay the Fee to Consultant in four (4) quarterly payments on the following dates: July 9, 2008, October 8, 2008, January 14, 2009, and April 8, 2009.

Consultant and Company mutually agree that during the first three months of the Term, Consultant will provide, or will be available to provide, to Company a minimum of forty (40) hours of consulting services per week and no more than a reasonable amount of consulting services over and above forty (40) hours per week. During the remainder of the Term, Consultant will provide to Company consulting services as periodically requested by Company up to a maximum of forty (40) hours per week. All hours Consultant spends providing assistance with a Dispute (as defined in Section 6) will count toward the hours of consulting services required by this Agreement.

On or around the commencement of the Term, Company will pay consultant $1,000.00 for miscellaneous expenses. Thereafter, except as otherwise agreed to in writing by Company, Consultant shall be responsible for paying all other expenses and/or out-of-pocket costs he may incur in providing services to Company under this Agreement. Company will reimburse Consultant for any pre-approved out-of-state travel expenses or any pre-approved extraordinary expenses Consultant incurs in providing services to Company under this Agreement.

Consultant also shall be responsible for the payment of all federal, state, and local taxes or contributions imposed or required under any unemployment insurance, social security, medical insurance, income tax or other applicable laws, rules or regulations with respect to the performance or rendering of services under this Agreement by Consultant and Company’s payment of the Fee to him. Consultant agrees to indemnify, defend and hold Company harmless from any costs, expenses, penalties or damage (including attorney’s fees) arising from Consultant’s failure to properly pay any taxes or other amounts he is required to pay based on the services rendered by him under this Agreement and his receipt of the Fee in return for rendering those services.

4. Independent Contractor Relationship. The parties agree that the relationship created by this Agreement is that of an independent contractor providing services to a third party. Consultant is not an employee of Company and is not entitled to any benefits provided by Company to its employees. In the performance or rendering of services contemplated by this Agreement, Consultant is an independent contractor with the authority to control and direct the performance and the details of the services he is performing under this Agreement, Company being interested only in the results obtained. The services contemplated under the Agreement, however, must meet Company’s approval and be subject to Company’s general right of supervision to obtain satisfactory completion of those services. Consultant is not granted any authority to assume or create any obligations or responsibilities, express or implied, on Company’s behalf or in its name or in the name of any of its affiliates.

5. Contractor’s Other Consulting Services. Consultant may solicit and render services to persons other than Company, to the extent that in doing so Consultant does not engage in activities which: (a) interfere or conflict with his performance of services to Company or his obligations under this Agreement; (b) are inconsistent with or contrary to the interests of Company; or (c) result in the breach of Exhibit A to this Agreement and/or the Employee Trade Secret, Confidential Information and Post-Employment Restriction Agreement signed by Consultant while employed by Long Lake Partners, LLC.

6. Additional Consultant Assistance. During the Term of this Agreement, and for a reasonable period of time thereafter, Consultant agrees that he will assist Company with respect to any dispute it may have with any third party or other person (“Dispute”). After the Term, Consultant agrees to provide up to twenty-five (25) hours per quarter of additional consultant assistance to Company as requested for which additional consultant assistance Company will compensate Consultant at the rate of $175.00 per hour.

Consultant shall assist Company by helping Company and/or any of its legal counsel (as Company may designate) respond to, defend against or resolve any Dispute. Specifically, the assistance Consultant may be asked to provide includes, without limitation: (a) providing accurate factual information of which Consultant has personal knowledge regarding any Dispute; (b) assisting Company, its representatives and\or its legal counsel in handling or responding to any issue that may be raised by any person or governmental entity relative to the Company and/or its business, or related to any Dispute, which may include, without limitation, providing accurate testimony in depositions or in any affidavit requested by Company and/or its legal counsel; and (c) maintaining the confidential/privileged nature of any assistance Consultant is asked to provided under this section. Consultant understands and agrees that, in providing assistance requested of him under this section, Company is requesting that Consultant provide accurate and complete statements of any facts or information known to him regarding any Dispute. Consultant also understands and agrees that any request by Company to provide assistance under this section is part of the services Consultant has agreed to provide under the Consulting Agreement and is not subject to additional of other payments of fees or compensation to Consultant. Finally, Consultant understands and agrees that any assistance he provides under this section shall not in any way be influenced by the payment of the Fees under the Consulting Agreement.

7. Termination. This Agreement may be terminated prior to the end of the Term only under the following circumstances:

A. Revocation of Confidential Separation Agreement and Release of All Claims. Company may terminate this Agreement in the event Consultant rescinds or revokes the Confidential Separation Agreement and Release of All Claims pursuant to section 6 of the Confidential Separation Agreement and Release of All Claims.

B. Mutual Consent. The parties may terminate this Agreement upon their mutual written consent.

C. Breach of Agreement. Either party may terminate this Agreement upon a breach by the other party of, or a failure to perform, any material term or condition of this Agreement, which failure or breach shall not have been cured within 15 days following the receipt of written notice by the other party specifying the breach or failure.

8. Confidentiality\Trade Secrets. As part of this Agreement, Consultant agrees to the terms of Exhibit A attached hereto. Consultant agrees that the terms of Exhibit A are fully incorporated into this Agreement and are intended to be a part of this Agreement. Consultant understands and agrees that the terms of this Agreement, and the terms of Exhibit A, are in addition to the Employee Trade Secret, Confidential Information and Post-Employment Restriction Agreement signed by Consultant while employed by Long Lake Partners, LLC.

9. Non-Assignment By Consultant\Assignment By Company. Consultant may not assign his rights or delegate his obligations under this Agreement, in whole or in part. Company may assign its rights or delegate its obligations under this Agreement to any entity that purchases all, or substantially all, of Company’s business assets.

10. Entire Agreement. This Agreement, along with Exhibit A hereto, the Employee Trade Secret, Confidential Information and Post-Employment Restriction Agreement, and the Confidential Separation Agreement and Release of All Claims between Mr. Putney and the Company, contain all the agreements between Consultant and Company. Except as provided in this Paragraph, all prior and contemporaneous agreements, discussions or understandings on the subject matters of this Agreement, whether oral or written, are expressly superseded by this Agreement and shall be null and void. This Agreement may not be modified or altered except by a written instrument signed by both parties.

11. Counterparts. This Agreement may be executed in several counterparts and as so executed shall constitute one agreement binding on both Company and Consultant.

12. Applicable Law; Arbitration. This Agreement shall be governed by the laws of state of Minnesota (other than Minnesota laws regarding conflicts of laws). Any dispute between the parties relating to this Agreement, Consultant’s relationship with Company, or the services Consultant provides to Company shall be subject to arbitration pursuant to the American Arbitration Association’s Rules for Commercial Arbitration. The parties shall select an arbitrator from a list of no less than 11 potential arbitrators provided by the AAA. The party bringing the claims shall make the first strike, with each party making alternative strikes thereafter until a single arbitrator remains. The arbitration hearing shall take place in Minneapolis, Minnesota. Each party shall be responsible for paying his or its respective costs and attorney’s fees incurred in connection with the arbitration, including without limitation any fees imposed by the AAA and/or the chosen arbitrator. The arbitrator may permit discovery to occur prior to the hearing according to his or her discretion. The arbitrator shall issue a written award within 30 days of the date the arbitration hearing is closed or the arbitrator is scheduled to receive post-hearing briefs, whichever date is later. The arbitrator’s award shall be in compliance with Minnesota law as it exists on the date the arbitrator issues his or her decision.

13. Severability. Should any provision of this Agreement or any part thereof be held invalid or unenforceable, the same shall not affect or impair any other provision of this Agreement or any part thereof and the invalidity or unenforceability of any provision of this Agreement shall not have any effect on or impair the obligations of the Company or Consultant.

14. Interpretation. Should any provision of this Agreement require judicial or arbitral interpretation, it is agreed by Consultant and the Company that the person or persons interpreting or construing the same shall not apply a presumption that the terms of this Agreement shall be more strictly construed against one or more parties hereto by reason of the rule of construction that a document is to be construed more strictly against the party who prepared the document, it being acknowledged and agreed that all of the parties and their attorneys have participated in the preparation and review of this Agreement.

15. Survival. Those provisions of this Agreement that, by their nature, should survive any termination of this Agreement shall survive, and shall not be discharged upon, any termination of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the dates indicated at their respective signatures below.

Dated: April 8, 2008	/s/ William J. Putney

William J. Putney
Dated: April 7, 2008	MoneyGram Payment Systems, Inc.
By: /s/ Philip W. Milne

Its: Chairman, President & CEO

EXHIBIT A

INDEPENDENT CONTRACTOR TRADE SECRET
AND CONFIDENTIAL INFORMATION AGREEMENT

This Independent Contractor Trade Secret and Confidential Information Agreement (“TSCI Agreement”) is made by and between Consultant and Company (as defined in the Independent Consulting Agreement between Company and Consultant (“Consulting Agreement”)) and is incorporated into and made a part of the Consulting Agreement.

Consultant agrees as follows:

1.	Acknowledgements.

Company is currently engaged in the following businesses:

(a)	providing payment services through a network of agents located in the United States and internationally, including but not limited to money transfers, money orders, bill payment services, stored value cards, and related products and services;

(b)	providing ACH services, including but not limited to ACH processing services, to corporate and financial institution customers;

(c)	processing of official checks and provision of related services for financial institutions, either directly or through trusts or other business entities; and

(d)	providing banking and processing services for payments such as rebates/refunds, gift certificates and government payments.

Company conducts its business and is engaged in competition in a nationwide market; in the case of its money transfer business, Company’s business and competition are conducted globally.

Company desires to protect its legitimate proprietary interests, including but not limited to its confidential business information and trade secrets.

2. Trade Secrets, Confidential Information and Related Covenants.

2.1 During the course of providing services to Company, Consultant will have access to and knowledge of the highly confidential and proprietary information (“Confidential Information”) and trade secrets which are the property of Company, or which Company is under an obligation not to disclose, including but not necessarily limited to the following: Information regarding the Company’s clients and prospective clients, the financial terms of Company’s contracts and proposed contracts, the expiration dates of such contracts, the key contact individuals at each client location, the transaction volume and business features of each client and/or location, business plans, marketing plans and financials, reports, figures, margins, statistics, analyses and other related information, Company’s employee information, and any other information of whatever nature which gives Company an opportunity to obtain a competitive advantage over its competitors who do not know or use it. In addition, Company’s Confidential Information and trade secrets include the means by which Company provides its services including but not limited to its organizational structure, technology, management systems, software and computer systems.

2.2 Consultant agrees to use its best efforts and the utmost diligence to guard and protect Company’s trade secrets and Confidential Information, and Consultant agrees that he will not, during or after the period in which Consultant provides services to Company, use or disclose, directly or indirectly, any of Company’s trade secrets or Confidential Information which Consultant may develop, obtain or learn about during or as a result of the relationship except in the course and scope of his duties and responsibilities under the Consulting Agreement, and then only in the Company’s best interests. Consultant acknowledges that the Confidential Information and trade secrets are owned and shall continue to be owned by Company and that any misuse, misappropriation or disclosure of this information could cause irreparable harm to Company.

3. Non-Solicitation.

During and for a period of twelve (12) months after termination of the Consulting Agreement, Consultant will not directly or indirectly hire or cause any third party to hire, recruit, solicit or induce any employee, contractor, consultant or representative of Company to terminate his, her or its relationship with the Company.

4. Assignment.

Consultant agrees and acknowledges that the rights and obligations described in this TSCI Agreement are assignable by Company, without Consultant’s consent or agreement. Consultant, however, has no right to assign his rights or obligations under the TSCI Agreement.

5. No Waiver Implied.

The waiver by any party to this TSCI Agreement of a breach by the other party of any provision shall not operate as or be construed as a waiver of any subsequent breach of this TSCI Agreement.

6. Survival.

Those provisions of this Agreement that, by their nature, should survive any termination of this Agreement shall survive, and shall not be discharged upon, any termination of this Agreement.